Exhibit 10.27

ANCELUX TOPCO S.CA.

EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the grant date set forth on the signature page hereto (the “Grant Date”), is between Ancelux Topco S.C.A., a Luxembourg société en commandite par actions, governed by the laws of the Grand Duchy of Luxembourg having its registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 174.036 (the “Company”) and the individual whose name is set forth on Appendix A hereto (the “Participant”). The Company hereby grants to the Participant the number of restricted share units (the “RSUs”) set forth on Appendix A, upon the terms and subject to the conditions set forth in this Agreement and the Ancelux Topco S.C.A. Equity Incentive Plan (the “Plan”), each as amended from time to time. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	Terms. Each RSU granted hereunder represents the right to receive a payment in accordance with Section 3 of this Agreement upon vesting of the RSU in an amount equal to the Fair Market Value of one Investor Interest as of the date the RSU becomes vested, subject to the conditions set forth in this Agreement and the Plan.

2.	Vesting. The Award shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. Subject to earlier termination or acceleration as provided in this Agreement and the Plan, the RSUs will vest in full on the vesting date set forth on Appendix A (such date, the “Vesting Date”). Notwithstanding anything contained in Agreement to the contrary: (i) if the Participant is Terminated by the Company without Cause or by reason of the Participant’s death or Disability, in any case prior to the Vesting Date, then all unvested RSUs shall accelerate and vest as of the date of such Termination, (ii) if the Participant Terminates prior to the Vesting Date for any reason other than as described in clause (i) above, any then unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such Termination for no consideration.

3.	Settlement. Each vested RSU shall be settled by the delivery to the Participant of one Investor Interest to be paid up by an Affiliate or Subsidiary of the Company (or a successor to any such entity) on behalf of the Participant or, in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of one Investor Interest as of the date of vesting of such RSU, in each case as soon as reasonably practicable following the date of vesting of such RSU, and in all events no later than March 15 of the year following the year of vesting (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

4.	Rights as a Shareholder. The Participant shall not be deemed for any purpose to be the owner of any Investor Interests issuable pursuant to any RSU unless and until (a) the

Company shall have issued and delivered the Investor Interests (whether or not certified) to the Participant, (b) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a holder of record on the books of the Company and (c) the Participant shall have entered into the Shareholders Agreement.

5.	Contribution of Investor Interests. The Participant hereby agrees to contribute any Investor Interests received upon settlement of the RSUs to the MIV in exchange for an equivalent number (in the aggregate and of each class) of units in the MIV. Such contribution shall be effected pursuant to the terms of a contribution agreement in a form to be provided by the MIV at the time of contribution.

6.	Effect of Certain Transactions. Section 10 of the Plan shall apply in the event of a Corporate Transaction.

7.	Withholding. The Company shall have the right to withhold from any cash amounts payable hereunder to the Participant such amount as shall be sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. Whenever Investor Interests are issued or upon settlement of an RSU, the number of Investor Interests issued to the Participant shall be reduced by the number of Investor Interests having a Fair Market Value on the vesting date equal to the Participant’s federal, state and local withholding tax requirement.

8.	Non-transferability of Award. The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the RSUs may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except other than by will or the laws of descent and distribution and to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

9.	Other Agreements Superseded. This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded.

10.	Limitation of Interest in Investor Interests Subject to RSUs. Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Investor Interest allocated or reserved for the purpose of the Plan or subject to this Agreement, except as to such Investor Interests, if any, as shall have been issued to such person upon vesting of the RSUs. Nothing in the Plan, this Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its Subsidiaries nor limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or service at any time for any reason.

11.	General.

11.1 Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

11.2 Interpretive Principles. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

11.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

11.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without regard to principles of conflicts of law.

11.5 Authority of Administrator. All questions arising under the Plan or under this Agreement shall be decided by the Administrator in its total and absolute discretion.

12.	Electronic Delivery. By executing the Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the RSUs via Company web site or other electronic delivery.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Grant Date.

ANCELUX TOPCO S.C.A., represented by its General Partner and sole manager, ANCELUX S.à r.l.

By:
Name:
Title:	Attorney-in-Fact

Agreed and acknowledged as of the Date of Grant:

Name:

APPENDIX A

Name of Participant:	[—]

Address of Participant:	[—]

Grant Date:	[—]

Number of Restricted Share Units:	[—], which represents units with respect an aggregate of [8 times x] shares of the Company

Vesting Date:	[—]

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